EXHIBIT 99.1
Vital Energy Reports Second-Quarter 2024 Financial and Operating Results
Raises full-year 2024 total and oil production forecast
Increases estimated sub-$50 WTI breakeven locations by ~45%
TULSA, OK - August 7, 2024 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today reported second-quarter 2024 financial and operating results. Supplemental slides have been posted to the Company's website and can be found at www.vitalenergy.com. A conference call and webcast is planned for 7:30 a.m. CT, Thursday, August 8, 2024. Participation details can be found within this release.
Second-Quarter 2024 Highlights
•Delivered Company-record quarterly total and oil production, producing 129.4 thousand barrels of oil equivalent per day ("MBOE/d") and 59.2 thousand barrels of oil per day ("MBO/d"), respectively
•Reported capital investments of $210.0 million, excluding non-budgeted acquisitions and leasehold expenditures
•Reported net income of $36.7 million, Adjusted Net Income1 of $55.0 million and cash flows from operating activities of $338.4 million
•Generated Consolidated EBITDAX1 of $290.4 million and Adjusted Free Cash Flow1 of $44.7 million
•Successfully executed three horseshoe wells in Upton County and organically added ~120 long-lateral horseshoe wells to the Company's development inventory while eliminating 84 short-lateral locations
•Announced the acquisition of the assets of Point Energy Partners ("Point") in July, which is expected to add approximately 15.5 MBOE/d of production and 68 gross oil-weighted locations at closing
•Increased the Company's 2025 oil hedges to 15.4 million barrels at approximately $75 per barrel WTI
"Our team continues to deliver strong results as our optimized development strategy enhances well productivity on acquired properties," stated Jason Pigott, President and Chief Executive Officer. "In addition to achieving record quarterly production, we are organically adding low-breakeven inventory locations across our leasehold as we successfully implement the technology to drill long-lateral horseshoe wells. Combined with our strategic acquisition of the assets of Point, we have increased our inventory of estimated sub-$50 per barrel WTI breakeven inventory to 395 locations."
"We remain committed to maintaining a strong capital structure," continued Mr. Pigott. "In conjunction with our highly accretive acquisition of the assets of Point, we substantially increased our hedge position to underpin our cash flows and support debt reduction. Our recent acquisitions have significantly expanded the scale of our Permian Basin position and we are focused on building value through increasing well productivity, lowering costs and organically adding high-return inventory to maximize cash flow generation."

1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.
Second-Quarter 2024 Financial and Operations Summary
Financial Results. The Company reported net income of $36.7 million, or $0.98 per diluted share, and Adjusted Net Income of $55.0 million, or $1.46 per adjusted diluted share. Cash flows from operating activities were $338.4 million and Consolidated EBITDAX was $290.4 million.
Production. Vital Energy's second quarter total and oil production set Company records, averaging 129,356 BOE/d and 59,209 BO/d, respectively. Both total and oil production volumes benefited from well packages that were turned-in-line ("TIL") during the quarter commencing production earlier than anticipated. Additionally, oil production from 15 TIL's in Howard County outperformed the Company's productivity expectations.
Capital Investments. Total capital investments, excluding non-budgeted acquisitions and leasehold expenditures, were $210 million. The Company TIL'd 27 wells, operating four drilling rigs and two completions crews. Investments included $171 million for drilling and completions, $27 million in infrastructure investments (including Vital Midstream Services), $7 million in other capitalized costs and $5 million in land, exploration and data related costs.
Operating Expenses. Lease operating expenses ("LOE") during the period were $9.66 per BOE. Higher than expected LOE was primarily driven by workover activity, chemical treating and water expense on properties acquired in late 2023 in the Delaware Basin. The Company shut-in 25 high-cost wells during the period and exited the quarter at a full-Company LOE rate of approximately $8.95 per BOE.
General and Administrative Expenses. General and administrative expenses totaled $2.00 per BOE for second-quarter 2024. General and administrative expenses, excluding long-term incentive plan ("LTIP") and transaction expenses were $1.67 per BOE. Cash LTIP expenses were $0.03 per BOE and reflected the decrease in Vital Energy's common stock price during the second quarter. Non-cash LTIP expenses were $0.30 per BOE.
Liquidity. At June 30, 2024, the Company had $90 million drawn on its $1.35 billion senior secured credit facility and cash and cash equivalents of $56 million.
Upon closing of the previously announced acquisition of the assets of Point, the elected commitment on the Company's senior secured credit facility will be expanded to $1.5 billion.
Oil-Weighted Inventory
Vital Energy continues to organically increase its high-return development inventory, demonstrating the ability to utilize horseshoe drilling technology across its leasehold. During the quarter, the Company converted 84 short-lateral locations to 42 long-lateral horseshoe locations, 30 of which breakeven below an estimated $50 per barrel WTI. Additionally, the Company organically added 77 new long-lateral horseshoe locations on its existing acreage position with an estimated average breakeven of approximately $57 per barrel WTI.
In July 2024, the Company announced the signing of a definitive agreement to acquire the assets of Point. Upon closing, the transaction is expected to add 68 gross inventory locations with an estimated average breakeven oil price of $47 per barrel WTI.

Following closing of the Point acquisition, Vital Energy will have added approximately 100 new locations to its oil-weighted inventory in 2024, increasing total inventory to approximately 885 high-return locations, net of development activity through the first half of 2024. At current activity levels, this represents more than a decade of drilling inventory with an estimated average breakeven of less than $55 per barrel WTI.
2024 Outlook
Production. The Company increased its full-year 2024 total production guidance to 127.0 - 131.0 MBOE/d (from 116.5 - 121.5 MBOE/d), including volumes in the fourth quarter associated with the Point acquisition. Full-year 2024 oil production was raised to 59.0 - 61.0 MBO/d (from 55.0 - 59.0 MBO/d), including volumes in the fourth quarter associated with the Point acquisition.
Capital Investments. Full-year 2024 capital investments guidance was adjusted to $820 - $870 million (from $750 - $850 million), including capital in the fourth quarter associated with the Point acquisition.
Operating Expenses. LOE for the second half of 2024 is expected to average approximately $9.15 per BOE, with third quarter LOE expected to be approximately $8.95 per BOE. LOE in the fourth quarter is expected to be approximately $9.35 per BOE, including operating expenses associated with the Point acquisition. Higher-than-expected workover activity on recently acquired acreage is offsetting recent reductions in water handling and chemical treating.
Second-Half 2024 Guidance
During the third quarter of 2024, Vital Energy plans to operate four drilling rigs and two completions crews, and TIL 16 wells. Upon closing of the Point acquisition, which is anticipated to occur at the end of the third quarter, the Company expects to operate five drilling rigs and 1.2 completions crews. The table below reflects the Company's guidance for production and capital investments for the second half of 2024.

	3Q-24E	4Q-24E
Total production (MBOE/d)	121.0 - 127.0	134.0 - 140.0
Oil production (MBO/d)	55.0 - 58.0	65.0 - 68.0
Capital investments, excluding non-budgeted acquisitions ($ MM)	$215 - $240	$175 - $200

The table below reflects the Company's guidance for select revenue and expense items for third-quarter 2024.

3Q-24E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	102%
NGL (% of WTI)	16%
Natural gas (% of Henry Hub)	(5)%

Net settlements received (paid) for matured commodity derivatives ($ MM):
Oil	$9
NGL	$0
Natural gas	$17

Selected average costs & expenses:
Lease operating expenses ($/BOE)	$8.95
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	6.10%
Oil transportation and marketing expenses ($/BOE)	$1.05
Gas gathering, processing and transportation expenses ($/BOE)	$0.45
General and administrative expenses (excluding LTIP and transaction expenses, $/BOE)	$1.85
General and administrative expenses (LTIP cash, $/BOE)	$0.10
General and administrative expenses (LTIP non-cash, $/BOE)	$0.30
Depletion, depreciation and amortization ($/BOE)	$15.00
Conference Call Details
Vital Energy plans to host a conference call at 7:30 a.m. CT on Thursday, August 8, 2024, to discuss its second-quarter 2024 financial and operating results and management's outlook. Supplemental slides will be posted to the Company's website. Interested parties are invited to listen to the call via the Company's website at www.vitalenergy.com, under the tab for "Investor Relations | News & Presentations | Upcoming Events." Portfolio managers and analysts who would like to participate should dial 800.715.9871, using conference code 8366349. A replay will be available following the call via the website.
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of actions by the Organization of Petroleum

Exporting Countries and other producing countries ("OPEC+") and the Russian-Ukrainian or Israeli-Hamas military conflicts, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties and its ability to successfully execute on its strategy to enhance well productivity, including by drilling long-lateral horseshoe wells, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, and under the Inflation Reduction Act (the "IRA"), including those related to climate change, the impact of legislation or regulatory initiatives intended to address induced seismicity on our ability to conduct our operations; uncertainties in estimating reserves and production results; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, technological innovations and scientific developments, physical and transition risks associated with climate change, increased attention to ESG and sustainability-related matters, risks related to our public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential "greenwashing," i.e., misleading information or false claims overstating potential sustainability-related benefits, risks regarding potentially conflicting anti-ESG initiatives from certain U.S. state or other governments, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and imposition of any additional taxes under the IRA or otherwise, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Annual Report"), Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital Energy's website at www.vitalenergy.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted Free Cash Flow, Adjusted Net Income and Consolidated EBITDAX. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Vital Energy, Inc.
Selected operating data

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Sales volumes:
Oil (MBbl)	5,388	4,037	10,715	7,504
NGL (MBbl)	3,173	2,050	6,107	3,899
Natural gas (MMcf)	19,264	12,638	37,798	24,167
Oil equivalent (MBOE)(1)(2)	11,771	8,193	23,121	15,430
Average daily oil equivalent sales volumes (BOE/d)(2)	129,356	90,030	127,038	85,250
Average daily oil sales volumes (Bbl/d)(2)	59,209	44,360	58,872	41,457
Average sales prices(2):
Oil ($/Bbl)(3)	$81.97	$74.09	$80.03	$75.41
NGL ($/Bbl)(3)	$12.57	$12.63	$14.24	$15.11
Natural gas ($/Mcf)(3)	$(0.28)	$0.71	$0.34	$1.12
Average sales price ($/BOE)(3)	$40.45	$40.76	$41.40	$42.24
Oil, with commodity derivatives ($/Bbl)(4)	$76.90	$74.43	$75.93	$75.53
NGL, with commodity derivatives ($/Bbl)(4)	$12.33	$12.63	$14.05	$15.11
Natural gas, with commodity derivatives ($/Mcf)(4)	$0.70	$1.45	$1.05	$1.45
Average sales price, with commodity derivatives ($/BOE)(4)	$39.66	$42.07	$40.61	$42.82
Selected average costs and expenses per BOE sold(2):
Lease operating expenses	$9.66	$7.05	$9.49	$6.99
Production and ad valorem taxes	2.30	2.64	2.50	2.73
Oil transportation and marketing expenses	1.04	1.30	0.95	1.40
Gas gathering, processing and transportation expenses	0.43	—	0.32	—
General and administrative (excluding LTIP and transaction expenses)	1.67	1.88	1.89	2.42
Total selected operating expenses	$15.10	$12.87	$15.15	$13.54
General and administrative (LTIP):
LTIP cash	$0.03	$0.16	$0.10	$0.15
LTIP non-cash	$0.30	$0.32	$0.29	$0.32
General and administrative (transaction expenses)	$—	$(0.11)	$0.02	$—
Depletion, depreciation and amortization	$14.81	$12.61	$14.72	$12.32
_______________________________________________________________________________
(1)BOE is calculated using a conversion rate of six Mcf per one Bbl.
(2)The numbers presented are calculated based on actual amounts and may not recalculate using the rounded numbers presented in the table above.
(3)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(4)Price reflects the after-effects of the Company's commodity derivative transactions on its average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods.

Vital Energy, Inc.
Consolidated balance sheets

(in thousands, except share data)	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,564	$14,061
Accounts receivable, net	225,111	238,773
Derivatives	4,495	99,336
Other current assets	26,356	18,749
Total current assets	312,526	370,919
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	12,317,485	11,799,155
Unevaluated properties not being depleted	193,845	195,457
Less: accumulated depletion and impairment	(8,094,808)	(7,764,697)
Oil and natural gas properties, net	4,416,522	4,229,915
Midstream and other fixed assets, net	131,200	130,293
Property and equipment, net	4,547,722	4,360,208
Derivatives	36,375	51,071
Operating lease right-of-use assets	139,037	144,900
Deferred income taxes	196,413	188,836
Other noncurrent assets, net	31,135	33,647
Total assets	$5,263,208	$5,149,581
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$153,117	$159,892
Accrued capital expenditures	91,064	91,937
Undistributed revenue and royalties	219,292	194,307
Derivatives	16,537	—
Operating lease liabilities	78,672	70,651
Other current liabilities	58,738	78,802
Total current liabilities	617,420	595,589
Long-term debt, net	1,662,263	1,609,424
Derivatives	152	—
Asset retirement obligations	84,149	81,680
Operating lease liabilities	56,947	71,343
Other noncurrent liabilities	6,379	6,288
Total liabilities	2,427,310	2,364,324
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, and zero and 595,104 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	6
Common stock, $0.01 par value, 80,000,000 shares authorized, and 38,164,905 and 35,413,551 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	382	354
Additional paid-in capital	3,814,475	3,733,775
Accumulated deficit	(978,959)	(948,878)
Total stockholders' equity	2,835,898	2,785,257
Total liabilities and stockholders' equity	$5,263,208	$5,149,581

Vital Energy, Inc.
Consolidated statements of operations

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Revenues:
Oil sales	$441,667	$299,085	$857,451	$565,816
NGL sales	39,870	25,887	86,945	58,893
Natural gas sales	(5,371)	8,952	12,874	27,026
Sales of purchased oil	—	338	—	14,189
Other operating revenues	205	800	1,440	1,645
Total revenues	476,371	335,062	958,710	667,569
Costs and expenses:
Lease operating expenses	113,742	57,718	219,470	107,899
Production and ad valorem taxes	27,079	21,607	57,693	42,138
Oil transportation and marketing expenses	12,199	10,681	22,032	21,596
Gas gathering, processing and transportation expenses	5,088	—	7,464	—
Costs of purchased oil	—	588	—	14,755
General and administrative	23,573	18,482	52,929	44,412
Depletion, depreciation and amortization	174,298	103,340	340,405	190,119
Other operating expenses, net	2,593	1,351	3,611	2,835
Total costs and expenses	358,572	213,767	703,604	423,754
Gain on disposal of assets, net	36	154	166	391
Operating income	117,835	121,449	255,272	244,206
Non-operating income (expense):
Gain (loss) on derivatives, net	7,658	(18,044)	(144,489)	2,446
Interest expense	(40,690)	(31,529)	(84,111)	(60,083)
Loss on extinguishment of debt, net	(40,301)	—	(66,115)	—
Other income, net	2,609	1,104	4,674	1,958
Total non-operating expense, net	(70,724)	(48,469)	(290,041)	(55,679)
Income (loss) before income taxes	47,111	72,980	(34,769)	188,527
Income tax benefit (expense)	(10,409)	221,831	5,340	220,224
Net income (loss)	36,702	294,811	(29,429)	408,751
Preferred stock dividends	(303)	—	(652)	—
Net income (loss) available to common stockholders	$36,399	$294,811	$(30,081)	$408,751
Net income (loss) per common share:
Basic	$1.00	$16.35	$(0.84)	$23.71
Diluted	$0.98	$16.30	$(0.84)	$23.60
Weighted-average common shares outstanding:
Basic	36,381	18,031	35,973	17,236
Diluted	37,605	18,085	35,973	17,319

Vital Energy, Inc.
Consolidated statements of cash flows

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$36,702	$294,811	$(29,429)	$408,751
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-settled equity-based compensation, net	3,934	2,893	7,435	5,465
Depletion, depreciation and amortization	174,298	103,340	340,405	190,119
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(7,658)	18,044	144,489	(2,446)
Settlements received (paid) for matured derivatives, net	(9,262)	10,783	(18,262)	8,440
Loss on extinguishment of debt, net	40,301	—	66,115	—
Deferred income tax (benefit) expense	9,347	(222,334)	(7,577)	(222,058)
Other, net	7,027	2,609	12,429	4,756
Changes in operating assets and liabilities:
Accounts receivable, net	65,137	3,399	13,662	17,360
Other current assets	(1,961)	(766)	(7,607)	(8,230)
Other noncurrent assets, net	1,906	(755)	1,549	1,590
Accounts payable and accrued liabilities	(7,803)	(6,742)	(16,867)	(17,435)
Undistributed revenue and royalties	29,133	13,672	16,268	1,847
Other current liabilities	964	30,003	(20,383)	(18,647)
Other noncurrent liabilities	(3,664)	(69)	(5,236)	(4,499)
Net cash provided by operating activities	338,401	248,888	496,991	365,013
Cash flows from investing activities:
Acquisitions of oil and natural gas properties, net	(299)	(526,985)	(4,679)	(526,985)
Capital expenditures:
Oil and natural gas properties	(222,334)	(144,181)	(417,706)	(309,223)
Midstream and other fixed assets	(4,093)	(4,128)	(9,178)	(6,899)
Proceeds from dispositions of capital assets, net of selling costs	55	77	180	2,252
Other, net	—	—	(952)	2,035
Net cash used in investing activities	(226,671)	(675,217)	(432,335)	(838,820)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	275,000	500,000	405,000	595,000
Payments on Senior Secured Credit Facility	(450,000)	(45,000)	(450,000)	(90,000)
Issuance of senior unsecured notes	201,500	—	1,001,500	—
Extinguishment of debt	(498,696)	—	(952,214)	—
Stock exchanged for tax withholding	(9)	(385)	(3,420)	(2,844)
Payments for debt issuance costs	(4,564)	—	(20,285)	—
Other, net	(1,722)	(596)	(2,734)	(1,088)
Net cash (used in) provided by financing activities	(478,491)	454,019	(22,153)	501,068
Net (decrease) increase in cash and cash equivalents	(366,761)	27,690	42,503	27,261
Cash and cash equivalents, beginning of period	423,325	44,006	14,061	44,435
Cash and cash equivalents, end of period	$56,564	$71,696	$56,564	$71,696

Vital Energy, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Adjusted Free Cash Flow, Adjusted Net Income and Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss, operating income or loss or cash flows from operating activities.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions, less capital investments, excluding non-budgeted acquisition costs. Management believes Adjusted Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Adjusted Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Adjusted Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Adjusted Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net cash provided by operating activities	$338,401	$248,888	$496,991	$365,013
Less:
Net changes in operating assets and liabilities	83,712	38,742	(18,614)	(28,014)
General and administrative (transaction expenses)	(15)	861	(347)	—
Cash flows from operating activities before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions	254,704	209,285	515,952	393,027
Less capital investments, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	205,521	144,350	418,786	328,464
Midstream and other fixed assets(1)	4,489	4,239	9,124	7,769
Total capital investments, excluding non-budgeted acquisition costs	210,010	148,589	427,910	336,233
Adjusted Free Cash Flow (non-GAAP)	$44,694	$60,696	$88,042	$56,794
_____________________________________________________________________________
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.

Adjusted Net Income
Adjusted Net Income is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, organizational restructuring expenses, impairment expense, gains or losses on disposal of assets, income taxes, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net income (loss)	$36,702	$294,811	$(29,429)	$408,751
Plus:
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(7,658)	18,044	144,489	(2,446)
Settlements received (paid) for matured derivatives, net	(9,262)	10,783	(18,262)	9,020
Settlements received for contingent consideration	—	—	—	1,455
Gain on disposal of assets, net	(36)	(154)	(166)	(391)
Loss on extinguishment of debt, net	40,301	—	66,115	—
Income tax (benefit) expense	10,409	(221,831)	(5,340)	(220,224)
General and administrative (transaction expenses)	15	(861)	347	—
Adjusted income before adjusted income tax expense	70,471	100,792	157,754	196,165
Adjusted income tax expense(1)	(15,504)	(22,174)	(34,706)	(43,156)
Adjusted Net Income (non-GAAP)	$54,967	$78,618	$123,048	$153,009
Net income (loss) per common share:
Basic	$1.00	$16.35	$(0.84)	$23.71
Diluted	$0.98	$16.30	$(0.84)	$23.60
Adjusted Net Income per common share:
Basic	$1.51	$4.36	$3.42	$8.88
Diluted	$1.46	$4.35	$3.42	$8.83
Adjusted diluted	$1.46	$4.35	$3.30	$8.83
Weighted-average common shares outstanding:
Basic	36,381	18,031	35,973	17,236
Diluted	37,605	18,085	35,973	17,319
Adjusted diluted	37,605	18,085	37,264	17,319
_______________________________________________________________________________
(1)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended June 30, 2024 and 2023.

Consolidated EBITDAX
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, organizational restructuring expenses, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Consolidated EBITDAX does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Consolidated EBITDAX is useful to an investor because this measure:
•is used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of the Company's capital structure from the Company's operating structure; and
•is used by management for various purposes, including (i) as a measure of operating performance, (ii) as a measure of compliance under the Senior Secured Credit Facility, (iii) in presentations to the board of directors and (iv) as a basis for strategic planning and forecasting.
There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX, or similarly titled measures, reported by different companies. The Company is subject to financial covenants under the Senior Secured Credit Facility, one of which establishes a maximum permitted ratio of Net Debt, as defined in the Senior Secured Credit Facility, to Consolidated EBITDAX. See Note 7 in the 2023 Annual Report for additional discussion of the financial covenants under the Senior Secured Credit Facility. Additional information on Consolidated EBITDAX can be found in the Company's Eleventh Amendment to the Senior Secured Credit Facility, as filed with the SEC on September 13, 2023.
The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net income (loss)	$36,702	$294,811	$(29,429)	$408,751
Plus:
Share-settled equity-based compensation, net	3,934	2,893	7,435	5,465
Depletion, depreciation and amortization	174,298	103,340	340,405	190,119
Gain on disposal of assets, net	(36)	(154)	(166)	(391)
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(7,658)	18,044	144,489	(2,446)
Settlements received (paid) for matured derivatives, net	(9,262)	10,783	(18,262)	9,020
Settlements received for contingent consideration	—	—	—	1,455
Accretion expense	1,036	903	2,056	1,802
Interest expense	40,690	31,529	84,111	60,083
Loss extinguishment of debt, net	40,301	—	66,115	—
Income tax (benefit) expense	10,409	(221,831)	(5,340)	(220,224)
General and administrative (transaction expenses)	15	(861)	347	—
Consolidated EBITDAX (non-GAAP)	$290,429	$239,457	$591,761	$453,634

The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net cash provided by operating activities	$338,401	$248,888	$496,991	$365,013
Plus:
Interest expense	40,690	31,529	84,111	60,083
Current income tax expense	1,062	503	2,237	1,834
Net changes in operating assets and liabilities	(83,712)	(38,742)	18,614	28,014
General and administrative (transaction expenses)	15	(861)	347	—
Settlements received for contingent consideration	—	—		1,455
Other, net	(6,027)	(1,860)	(10,539)	(2,765)
Consolidated EBITDAX (non-GAAP)	$290,429	$239,457	$591,761	$453,634

Investor Contact:
Ron Hagood
918.858.5504
ir@vitalenergy.com